UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2025

OneStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42187	87-3199478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Chester Street
Birmingham, Michigan		48009
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 650-1490

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of October 3, 2025, the Board of Directors (the “Board”) of OneStream, Inc. (the “Company”) approved the expansion of the size of the Board from eight to nine directors and, based upon a recommendation from the Compensation, Nominating and Governance Committee of the Board, appointed Baskar Sridharan to serve as a Class I director on the Board, with a term expiring at the Company’s 2028 annual meeting of stockholders.

There are no arrangements or understandings between Dr. Sridharan, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Dr. Sridharan was selected as a director. There are no related party transactions between the Company and Dr. Sridharan (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Dr. Sridharan does not have any family relationships with any of the Company’s directors or executive officers.

Dr. Sridharan will receive compensation pursuant to the Company’s outside director compensation policy, as described in the section titled “Board of Directors and Corporate Governance—Director Compensation—Outside Director Compensation Policy” in the Company’s definitive proxy statement for the 2025 annual meeting of stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2025. In addition, the Company has entered into a standard indemnification agreement with Dr. Sridharan in the form previously approved by the Board, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONESTREAM, INC.

Date:	October 7, 2025	By:	/s/ Holly Koczot
Holly Koczot General Counsel and Secretary